Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-119045, 333-78805, 033-54863, and 333-147808) of The Great Atlantic & Pacific Tea Company, Inc. of our report dated June 23, 2009 relating to the financial statements of The Great Atlantic & Pacific Tea Company, Inc. Savings Plan, which appears in this Form 11-K.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown PC

Somerville, New Jersey

June 23, 2009